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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 1996 in the Registration Statement (Form S-3) and related Prospectus of Amerin Corporation for the registration of 4,250,000 shares of its common stock.

    We also consent to the incorporation by reference therein of our report dated February 21, 1996, with respect to the consolidated financial statements and financial statement schedules of Amerin Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Chicago, Illinois
January 10, 1997